Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”) is made as of February 26, 2025 (the “Effective Date”), by and between David Elliot Lazar, whose address is 44, Tower 100 The Towers, Winston Churchill, San Francisco, Paitilla, Panama City, Panama 07196 (“Assignor”), and Doris Wong Sing Ee, an individual residing in Kuala Lumpur, Malaysia (“Assignee”). Assignee and Assignors are referred herein from time to time collectively as the “Parties” and each individually as a “Party.”

RECITALS

A. Assignor and Assignee have entered into that certain Securities Purchase Agreement, dated as of February 11, 2025 (the “Purchase Agreement”), pursuant to which Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, certain securities of Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as more fully described in the Purchase Agreement (the “Transaction”); and

B. In connection with the Transaction, Assignors have agreed to assign to Assignee, and Assignee has agreed to assume from Assignors, the securities purchase agreement between the Company and the Assignor dated February 4, 2025 (the “Assigned Agreement”).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

Section 2. Assignment. Effective as 12:01 A.M. (Eastern Standard Time) on the Effective Date, Assignor hereby irrevocably, absolutely, and unconditionally assigns, transfers, conveys, and delivers to Assignee and its successors and permitted assigns forever all of Assignor’s right, title, and interest of every kind, nature, and description in, to and under the Assigned Agreement.

Section 3. Assumption. As of 12:01 A.M. (Eastern Standard Time) on the Effective Date, Assignee hereby accepts assignment of the Assigned Agreement, assumes all of the rights and obligations of Assignor under the Assigned Agreement, and agrees to abide by and perform all terms, covenants, and conditions of Assignor under the Assigned Agreement.

Section 4. Further Assurances. Subject to the terms of this Agreement, at the request of a Party, the Parties shall take all reasonable and lawful action as may be necessary or appropriate to cause the intent of this Agreement to be carried out.

Section 5. Successors and Assigns. This Agreement shall be binding upon Assignor and Assignee and their respective successors and assigns. The terms and conditions of this Agreement shall survive the consummation of the transfers provided for herein.

Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 7. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

Section 8. Entire Agreement. This Agreement, together with the Purchase Agreement, constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.

Section 9. Amendments. This Agreement may not be modified or amended except by a writing executed by the Parties.

Section 10. Severability. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed as of the Effective Date.

David Elliot Lazar (Assignor)

/s/ David Elliot Lazar

Doris Wong Sing Ee (Assignee)

/s/ Doris Wong Sing Ee

3